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Exhibit 20

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Receivables 2002-A Owner Trust
Distribution Date of February 15, 2002 for the Collection Period of December 1, 2001 through January 31, 2002

	Total		Class A-1 Balance	Class A-2 Balance	Class A-3 Balance	Class A-4 Balance
Pool Data—Original Deal Parameters
Securities Balance	$1,510,602,000.00		$459,670,000.00	$387,000,000.00	$429,000,000.00	$234,932,000.00
Receivables Pool Balance	$1,557,322,188.00
Principal Factor	1.00000000		1.00000000	1.00000000	1.00000000	1.00000000
Rate			1.69375%	2.392%	3.4440%	4.000%
Final Scheduled Payment Date			January 15, 2003	July 15, 2004	January 16, 2006	July 15, 2008
Number of Contracts	106,057
Weighted Average A.P.R.	7.24%
Weighted Average Remaining Term	49.86	months
Servicing Fee Rate	1.00%
Pool Data—Prior Month
Securities Balance	$1,510,602,000.00		$459,670,000.00	$387,000,000.00	$429,000,000.00	$234,932,000.00
Receivables Pool Balance	$1,557,322,188.00
Securities Pool Factor	1.00000000		1.00000000	1.00000000	1.00000000	1.00000000
Number of Contracts	106,057
Weighted Average A.P.R.	7.24%
Weighted Average Remaining Term	49.86	months
Precompute and Simple Interest Advances	$340,584.92
Payahead Account Balance	$514,638.08
Interest Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Pool Data—Current Month
Securities Balance	$1,399,794,110.28		$348,862,110.28	$387,000,000.00	$429,000,000.00	$234,932,000.00
Receivables Pool Balance	$1,446,514,298.28
Securities Pool Factor	0.92664654		0.75894035	1.00000000	1.00000000	1.00000000
Number of Contracts	102,828
Weighted Average A.P.R.	7.24%
Weighted Average Remaining Term	48.26	months
Precompute and Simple Interest Advances	$1,841,732.71
Payahead Account Balance	$619,002.25
Interest Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00

Reserve Account
Initial Deposit Amount						$0.00
Specified Reserve Account Percentage						0.00%
Specified Reserve Account Amount						$0.00
Specified Reserve Account Percentage (if Condition i or ii met)						5.50%
Specified Reserve Account Amount (if Condition i or ii met)						$76,988,676.07
Beginning Balance						$0.00
Total Withdraw						$0.00
Amount Available for Deposit to the Reserve Account						$15,935,919.85

Reserve Account Balance Prior to Release						$15,935,919.85
Reserve Account Required Amount						$0.00
Reserve Account Release to Seller						$15,935,919.85

Ending Reserve Account Balance						$0.00

Revolving Liquidity Note
Total Amount Available						$7,786,611.00

Beginning of Period Balance						$0.00
Draws						$0.00
Reimbursements						$0.00

End of Period Balance						$0.00

Current Period Undrawn Amount						$7,786,611.00

Liquidation of Charge-offs and Repossessions

	Vehicles	Amount
Liquidated Contracts	2

Gross Principal Balance of Liquidated Receivables		$34,186.86
Net Liquidation Proceeds Received During the Collection Period		$(20,407.98)
Recoveries on Previously Liquidated Contracts		$0.00

Aggregate Credit Losses for the Collection Period		$13,778.88

Cumulative Credit Losses for all Periods	2	$13,778.88

Repossessed in Current Period	30

Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:		Annualized Average Charge-Off Rate
Second Preceding Collection Period		0.00%
First Preceding Collection Period		0.00%
Current Collection Period		0.01%

Condition (i) (Charge-off Rate)
Three Month Average		0.00%
Charge-off Rate Indicator (> 2.50%)		condition not met

Delinquent and Repossessed Contracts

	Percent	Contracts	Percent	Amount
31-60 Days Delinquent	0.77%	791	0.70%	$10,082,158.40
61-90 Days Delinquent	0.16%	163	0.16%	$2,260,709.95
Over 90 Days Delinquent	0.00%	5	0.00%	$54,878.05

Total Delinquencies		959		$12,397,746.40

Repossessed Vehicle Inventory		36*
* Included with delinquencies above
Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding
Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period				0.00%
First Preceding Collection Period				0.01%
Current Collection Period				0.16%
Condition (ii) (Delinquency Percentage)
Three Month Average				0.06%
Delinquency Percentage Indicator (> 2.50%)			condition not met

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Receivables 2002-A Owner Trust
Distribution Date of February 15, 2002 for the Collection Period of December 1, 2001 through January 31, 2002

		Class A-1	Class A-2	Class A-3	Class A-4
	Total	Balance	Balance	Balance	Balance
Collections
Principal Payments Received	$110,639,172.51
Interest Payments Received	$19,089,869.77
Net Precomputed Payahead Amount	($104,364.17)
Aggregate Net Liquidation Proceeds Received	$20,407.98
Principal on Repurchased Contracts	$0.00
Interest on Repurchased Contracts	$0.00

Total Collections	$129,645,086.09
Net Simple Interest Advance Amount	$1,462,599.73
Net Precomputed Advance Amount	$38,548.06

Total Available Amount	$131,146,233.88
Amounts Due
Servicing Fee	$2,549,031.22
Accrued and Unpaid Interest	$1,853,393.09
Principal	$110,807,889.72
Reserve Fund	$15,935,919.85

Total Amount Due	$131,146,233.88
Actual Distributions
Servicing Fee	$2,549,031.22
Interest	$1,853,393.09	$367,656.20	$411,424.00	$656,656.00	$417,656.89
Principal	$110,807,889.72	$110,807,889.72	$0.00	$0.00	$0.00
Reserve Fund	$15,935,919.85

Total Amount Distributed	$131,146,233.88	$111,175,545.92	$411,424.00	$656,656.00	$417,656.89

Monthly Information by Type of Loan
Precomputed Contracts
Scheduled Principal Collections		$3,464,135.26
Prepayments in Full	186 contracts	$1,369,532.67
Repurchased Receivables Principal		$0.00
Payments Behind/Ahead on Repurchased Receivables		$0.00
Total Collections		$5,515,372.73
Advances—Reimbursement of Previous Advances		$0.00
Advances—Current Advance Amount		$38,548.06
Payahead Account—Payments Applied		$0.00
Payahead Account—Additional Payaheads		$104,364.17
Simple Interest Contracts
Collected Principal		$64,842,118.62
Prepayments in Full	3041 contracts	$40,963,385.96
Collected Interest		$18,408,164.97
Repurchased Receivables Principal		$0.00
Repurchased Receivables Interest		$0.00
Advances—Reimbursement of Previous Advances		$0.00
Advances—Current Advance Amount		$1,462,599.73

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Receivables 2002-A Owner Trust
Distribution Date of February 15, 2002 for the Collection Period of December 1, 2001 through January 31, 2002

	Class A2	Class A3
	Balance	Balance
Note Rates for February 15, 2002 Payment Date
One Month LIBOR	1.82750%	1.82750%
Spread	0.05000%	0.06000%

Note Rates:	1.87750%	1.88750%
Number of Days in Interest Period (Days)	17	17
Interest Payments
Interest Calculation for Current Interest Period	343,113.13	382,376.04
At Certificate Payment Date:
Due to Swap Counterparty (Swap Payments Outgoing)	411,424.00	656,656.00
Paid to Swap Counterparty (Swap Payments Outgoing)	411,424.00	656,656.00
Proration % 0.00%
Interest Due to Noteholders (Swap Payments Incoming)	343,113.13	382,376.04
Interest Payment to Noteholders (Swap Payments Incoming)	343,113.13	382,376.04
Net Swap Payment due to / (received by) Swap Counterparty	(68,310.87)	(274,279.96)
Principal Payments
Principal Payment due to Investors	—	—
Ending Notional Balance	387,000,000.00	429,000,000.00
Swap Termination Payment	N/A	N/A
Note Rates for March 15, 2002 Payment Date
One Month LIBOR	1.84750%	1.84750%
Spread	0.05000%	0.06000%

Note Rates:	1.89750%	1.90750%
Number of Days in Interest Period (Days)	28	28

I hereby certify to the best of my knowledge that
the report provided is true and correct.

/s/ ANGELA BROWN Angela Brown, ABS Accounting Manager

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Exhibit 20
TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Receivables 2002-A Owner Trust Distribution Date of February 15, 2002 for the Collection Period of December 1, 2001 through January 31, 2002
TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Receivables 2002-A Owner Trust Distribution Date of February 15, 2002 for the Collection Period of December 1, 2001 through January 31, 2002
TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Receivables 2002-A Owner Trust Distribution Date of February 15, 2002 for the Collection Period of December 1, 2001 through January 31, 2002